EXHIBIT 99.1

PCTEL Reports Third Quarter 2022 Financial Results

PCTEL increased revenue 16% year-over-year and achieved gross profit margin of 45.9%

New MultiFin 7-in-1 antenna product and FCC Certification of the Industrial IoT Radio Module further progress the Company’s product innovation strategy

BLOOMINGDALE, Illinois – November 3, 2022 – PCTEL, Inc. (Nasdaq: PCTI) (“PCTEL” or the “Company”), a leading global provider of wireless technology solutions, announced its results for the third quarter ended September 30, 2022.

Recent Highlights

•
Revenues increased 16.0% year-over-year to $26.0 million
•
GAAP gross profit margin of 45.9%
•
GAAP net income of $2.0 million or $0.11 per diluted share
•
Non-GAAP net income of $2.6 million or $0.14 per diluted share
•
Adjusted EBITDA increased 41.0% year-over-year to $3.3 million
•
New MultiFin 7-in-1 antenna product offering for public safety, fleet management and intelligent transportation applications
•
Received FCC approval for the Company’s Industrial IoT Radio Module to support the utilities, fleet, manufacturing, automation, mining and oil and gas end markets

David Neumann, Chief Executive Officer, commented, “We delivered another strong quarter, and I am very pleased by our team’s consistent execution of our growth strategy which allowed us to deliver solid performance in the face of a challenging macro-economic backdrop. Our results were driven by key elements of our growth strategy, including launching innovative products, expanding and leveraging our sales channels globally and increasing our market share with existing customers by providing integrated solutions. Some exciting examples of those initiatives include the FCC certification for our IoT radio modules, preparation for orders of our SeeHawk Monitor by year end, and strategic investments to pursue additional long-term growth in Europe. As we close out fiscal 2022 and prepare to enter 2023, we see potential challenges but remain committed to executing our growth strategy.”

Third Quarter Financial Results

•
Revenue increased 16.0% to $26.0 million, compared to $22.4 million in the third quarter of 2021.
o
Antennas and IIoT Devices revenue was $18.7 million, an increase of 11.8% year-over-year primarily due to an increase in revenues related to antennas for agriculture fleet applications
o
Test & Measurement products revenue was $7.7 million, an increase of 29.8% year-over-year due to higher revenues for 5G products in the U.S.
•
GAAP gross margin was 45.9%, compared to 45.8% in the third quarter of 2021. Non-GAAP gross margin was 46.2% compared to 46.7% in the third quarter of 2021 due to lower gross margin for test & measurement products.
•
GAAP operating expenses were $10.6 million compared to $9.6 million in the third quarter of 2021. Non-GAAP operating expenses were $9.4 million compared to $8.9 million in the third quarter of 2021.

•
GAAP net income was $2.0 million or diluted earnings per share of $0.11 compared to GAAP net income of $0.7 million or $0.04 per share in the third quarter of 2021. A reversal of allowances related to deferred income taxes contributed $0.02 per share during the third quarter 2022.
•
Non-GAAP net income was $2.6 million or $0.14 diluted earnings per share compared to $1.4 million or $0.08 in the third quarter of 2021.
•
Adjusted EBITDA increased to $3.3 million compared to $2.3 million in the third quarter of 2021.
•
Cash, cash equivalents and investments were $28.0 million, a decrease of approximately $0.3 million as compared to the second quarter of 2022. Payment of our quarterly dividend of $1.0 million was approximately equal to our free cash in the third quarter 2022.

Fourth Quarter 2022 Outlook

The following ranges represent PCTEL’s current expectations for the fourth quarter 2022 based upon available data and estimates.

•
Revenue: $25.5 million to $26.5 million
•
Non-GAAP Gross Margin: 47% to 49%
•
Non-GAAP EPS: $0.14 to $0.16

Kevin McGowan, Chief Financial Officer, explained, “Following a very strong third quarter, we expect fourth quarter revenues to be consistent sequentially with a higher gross margin primarily due to the product mix. We continue to see growth opportunities in the industries we serve, and we have a healthy balance sheet which provides us flexibility to navigate any short-term macro-economic challenges that could emerge and to support our long-term growth initiatives.”

CONFERENCE CALL / WEBCAST

PCTEL’s management team will discuss the Company’s results today at 4:30 p.m. ET. The call will also be webcast at https://investor.pctel.com/news-events/webcasts-events. The call can also be accessed by dialing (877) 545-0523 (United States/Canada) or (973) 528-0016 (International), access code:779586.

Replay: A replay will be available for two weeks after the call on either the website listed above or by calling (877) 481-4010 (United States/Canada), or (919) 882-2331 (International), access code: 46771.

About PCTEL

PCTEL is a leading global provider of wireless technology solutions, including purpose-built Industrial IoT devices, antenna systems, and test and measurement products. Trusted by our customers for over 25 years, we solve complex wireless challenges to help organizations stay connected, transform, and grow.

For more information, please visit our website at https://www.pctel.com/

PCTEL Safe Harbor Statement

This press release and our related comments in our earnings conference call contain “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Specifically, the statements about the Company’s expectations regarding our future financial performance; growth of our antenna and Industrial IoT product line and our test & measurement product line through execution of our three growth strategies; the ability of the Company to continue to innovate new products for its product lines; the impact of development and adoption of wireless solutions in the public safety, rail, logistics, agriculture, utilities, and electric vehicle markets on our revenue generation; our ability to expand our product lines in the European market and through distribution channels; the anticipated demand for certain products, including those related to public safety, Industrial IoT, 5G

(e.g., the Gflex); and the anticipated growth of public and private wireless systems are forward-looking statements. These statements are based on management’s current expectations and actual results may differ materially from those projected as a result of certain risks and uncertainties, including higher than expected inflation; an economic recession in the Americas or globally; the impact of the ongoing or a subsequent pandemic, the disruptions to the Company’s workforce, operations, supply chain and customer demand caused by the pandemic and the impact of the pandemic and ensuing supply chain disruption on the Company’s results of operations, financial condition and stock price; the impact of data densification and IoT on capacity and coverage demand; the impact of 5G; customer demand and growth generally in the Company’s defined market segments; the Company’s ability to access the government market and create demand for its products; the Company’s ability to expand its European presence and benefit from additional antenna and Industrial IoT product offerings from Smarteq; and the Company’s ability to grow its business and create, protect and implement new technologies and solutions. These and other risks and uncertainties are detailed in PCTEL's Securities and Exchange Commission filings. These forward-looking statements are made only as of the date hereof, and PCTEL disclaims any obligation to update or revise the information contained in any forward-looking statement, whether as a result of new information, future events or otherwise.

# # #

PCTEL, Gflex®, HBflex, and SeeHawk are trademarks or registered trademarks of PCTEL, Inc. © 2022 PCTEL, Inc. All rights reserved.

PCTEL Company Contacts

Kevin McGowan Suzanne Cafferty

CFO Vice President, Product Management & Global Marketing

PCTEL, Inc. PCTEL, Inc.

(630) 339-2051 (630) 339-2107

public.relations@pctel.com

PCTEL Investor Relations Contact

Lisa Fortuna or Ashley Gruenberg

Alpha IR Group

312-445-2870

PCTI@alpha-ir.com

PCTEL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
(in thousands, except share data)

	September 30,	December 31,
	2022	2021
ASSETS
Cash and cash equivalents	$5,858	$8,192
Short-term investment securities	22,147	22,562
Accounts receivable, net of allowances of $143 and $64 at September 30, 2022 and December 31, 2021, respectively	20,553	18,905
Inventories, net	16,730	13,691
Prepaid expenses and other assets	1,374	1,747
Total current assets	66,662	65,097

Property and equipment, net	10,300	11,949
Goodwill	5,778	6,334
Intangible assets, net	1,058	1,579
Other noncurrent assets	2,636	2,438
TOTAL ASSETS	$86,434	$87,397
LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$6,194	$5,360
Accrued liabilities	10,618	11,117
Total current liabilities	16,812	16,477
Long-term liabilities	3,533	3,999
Total liabilities	20,345	20,476
Stockholders’ equity:
Common stock, $0.001 par value, 50,000,000 shares authorized at
September 30, 2022 and December 31, 2021, respectively, and 18,676,629 and 18,238,030
shares issued and outstanding at September 30, 2022 and December 31, 2021	19	18
Additional paid-in capital	123,964	123,998
Accumulated deficit	(55,916)	(56,735)
Accumulated other comprehensive loss	(1,978)	(360)
Total stockholders’ equity	66,089	66,921
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$86,434	$87,397

PCTEL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021

REVENUES	$25,988	$22,411	$73,506	$61,799
COST OF REVENUES	14,052	12,157	40,810	33,266
GROSS PROFIT	11,936	10,254	32,696	28,533
OPERATING EXPENSES:
Research and development	3,178	3,338	9,784	9,754
Sales and marketing	3,600	3,347	10,910	9,497
General and administrative	3,705	2,817	10,399	9,228
Amortization of intangible assets	63	80	201	135
Restructuring expenses	57	(1)	1,309	59
Total operating expenses	10,603	9,581	32,603	28,673
OPERATING INCOME (LOSS)	1,333	673	93	(140)
Other income (expense), net	205	(4)	330	(10)
INCOME (LOSS) BEFORE INCOME TAXES	1,538	669	423	(150)
(Benefit) Expense for income taxes	(434)	5	(396)	17
NET INCOME (LOSS)	$1,972	$664	$819	$(167)

Net Income (Loss) per Share:
Basic	$0.11	$0.04	$0.05	$(0.01)
Diluted	$0.11	$0.04	$0.04	$(0.01)
Weighted Average Shares:
Basic	18,166	17,945	18,099	18,078
Diluted	18,187	17,962	18,214	18,078

PCTEL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)
(in thousands)

	Nine Months Ended September 30,
	2022	2021
Operating Activities:
Net income (loss)	$819	$(167)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	2,231	2,257
Intangible asset amortization	257	171
Stock-based compensation	3,007	2,029
Loss on disposal of property and equipment	0	3
Restructuring costs	(291)	(15)
Bad debt provision	70	(39)
Changes in operating assets and liabilities:
Accounts receivable	(2,081)	2,162
Inventories	(3,402)	(1,734)
Prepaid expenses and other assets	574	932
Deferred tax assets	(484)	0
Accounts payable	974	(700)
Income taxes payable	15	(15)
Other accrued liabilities	(174)	1,405
Deferred revenue	(93)	82
Net cash provided by operating activities	1,422	6,371
Investing Activities:
Capital expenditures	(550)	(2,006)
Purchases of investments	(21,971)	(21,124)
Redemptions/maturities of short-term investments	22,386	33,666
Cash paid for acquisition, net of cash acquired	0	(6,277)
Net cash (used in) provided by investing activities	(135)	4,259
Financing Activities:
Proceeds from issuance of common stock	404	418
Payment of withholding tax on stock-based compensation	(396)	(782)
Principal payments on finance leases	(49)	(54)
Purchase of common stock from repurchase program	0	(3,193)
Cash dividends	(3,048)	(3,020)
Net cash used in financing activities	(3,089)	(6,631)

Net (decrease) increase in cash and cash equivalents	(1,802)	3,999
Effect of exchange rate changes on cash	(532)	12
Cash and cash equivalents, beginning of period	8,192	5,761
Cash and Cash Equivalents, End of Period	$5,858	$9,772

PCTEL, INC.
REVENUE AND GROSS PROFIT BY PRODUCT LINE (unaudited)
Reconciliation of GAAP Gross Profit percentage to Non-GAAP Gross Profit percentage
(in thousands)

	Three Months Ended September 30, 2022				Nine Months Ended September 30, 2022
	Antennas and Industrial IoT Devices	Test & Measurement Products	Corporate	Total	Antennas and Industrial IoT Devices	Test & Measurement Products	Corporate	Total
REVENUES	$18,653	$7,683	$(348)	$25,988	$53,310	$20,698	$(502)	$73,506

GROSS PROFIT	$6,562	$5,544	$(170)	$11,936	$17,435	$15,466	$(205)	$32,696

GAAP GROSS PROFIT %	35.2%	72.2%		45.9%	32.7%	74.7%		44.5%

Non-GAAP adjustments:
Amortization of inventory step-up	0.0%	0.0%		0.0%	0.0%	0.0%		0.0%
Amortization of intangible assets	0.1%	0.0%		0.1%	0.1%	0.0%		0.1%
Stock compensation expenses	0.2%	0.2%		0.2%	0.2%	0.2%		0.2%
Non-GAAP GROSS PROFIT %	35.5%	72.4%		46.2%	33.0%	74.9%		44.8%

	Three Months Ended September 30, 2021				Nine Months Ended September 30, 2021
	Antennas and Industrial IoT Devices	Test & Measurement Products	Corporate	Total	Antennas and Industrial IoT Devices	Test & Measurement Products	Corporate	Total
REVENUES	$16,686	$5,921	$(196)	$22,411	$43,971	$18,540	$(712)	$61,799

GROSS PROFIT	$5,655	$4,635	$(36)	$10,254	$14,578	$14,057	$(102)	$28,533

GAAP GROSS PROFIT %	33.9%	78.3%		45.8%	33.2%	75.8%		46.2%

Non-GAAP adjustments:
Amortization of inventory step-up	0.8%	0.0%		0.5%	0.9%	0.0%		0.7%
Amortization of intangible assets	0.1%	0.0%		0.1%	0.1%	0.0%		0.1%
Stock compensation expenses	0.1%	0.5%		0.3%	0.2%	0.5%		0.3%
Non-GAAP GROSS PROFIT %	34.9%	78.8%		46.7%	34.4%	76.3%		47.2%

The Corporate column includes the elimination of intercompany revenues between Antennas and Industrial IoT Devices and Test & Measurement Products and other licensing revenues.

This schedule reconciles the Company's GAAP gross profit percentage to its Non-GAAP gross profit percentage. The Company believes that this schedule provides meaningful supplemental information to both management and investors that is indicative of the Company's core operating results and facilitates comparison of operating results across reporting periods.
The adjustments on this schedule consist of amortization of intangible assets and stock compensation expenses.

Reconciliation of GAAP to Non-GAAP results (unaudited)
(in thousands except per share information)

Reconciliation of GAAP operating income (loss) to Non-GAAP operating income

		Three Months Ended September 30,		Nine Months Ended September 30,
		2022	2021	2022	2021
	Operating Income (Loss)	$1,333	$673	$93	$(140)

(a)	Add:
	Amortization of inventory step-up to fair value	0	133	0	415
	Amortization of intangible assets
	-Cost of revenues	17	21	56	36
	-Operating expenses	63	80	201	135
	Restructuring expenses (benefits)	57	(1)	1,309	59
	Stock compensation expenses:
	-Cost of revenues	61	51	156	185
	-Research and development	163	102	472	384
	-Sales & marketing	241	73	694	458
	-General & administrative	682	146	1,685	1,002
	Acquisition related expenses	0	289	86	593
		1,284	894	4,659	3,267
	Non-GAAP Operating Income	$2,617	$1,567	$4,752	$3,127
	% of revenue	10.1%	7.0%	6.5%	5.1%

Reconciliation of GAAP net loss to Non-GAAP net income

		Three Months Ended September 30,		Three Months Ended September 30,
		2022	2021	2022	2021
	Net Income (Loss)	$1,972	$664	$819	$(167)

	Adjustments:
(a)	Non-GAAP adjustments to operating loss	1,284	894	4,659	3,267
(b)	Income Taxes	(660)	(120)	(803)	(232)
		624	774	3,856	3,035
	Non-GAAP Net Income	$2,596	$1,438	$4,675	$2,868

	Non-GAAP Income per Share:
	Basic	$0.14	$0.08	$0.26	$0.16
	Diluted	$0.14	$0.08	$0.26	$0.16

	Weighed Average Shares:
	Basic	18,166	17,945	18,099	18,078
	Diluted	18,187	17,962	18,214	18,170

This schedule reconciles the Company's GAAP operating income (loss) to its Non-GAAP operating income. The Company believes that presentation of this schedule provides meaningful supplemental information to both management and investors that is indicative of the Company's core operating results and facilitates comparison of operating results across reporting periods. The Company uses these Non-GAAP measures when evaluating its financial results as well as for internal planning and forecasting purposes. These Non-GAAP measures should not be viewed as a substitute for the Company's GAAP results.

The adjustments to GAAP operating income (loss) (a) consist of stock compensation expense, amortization of intangible assets, restructuring expenses, and acquisition related expenses. The adjustments to GAAP net income (loss) include the Non-GAAP adjustments to operating income (loss) as well as adjustments for (b) non-cash income tax expense.

PCTEL, INC.
Reconciliation of GAAP operating expenses to Non-GAAP operating expenses (unaudited)
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
GAAP operating expenses	$10,603	$9,581	$32,603	$28,673
Stock compensation expenses	(1,086)	(321)	(2,851)	(1,844)
Amortization of intangible assets	(63)	(80)	(201)	(135)
Restructuring expenses	(57)	1	(1,309)	(59)
Acquisition related expenses	0	(289)	(86)	(593)
Non-GAAP Operating expenses	$9,397	$8,892	$28,156	$26,042

This schedule reconciles the Company's GAAP operating expenses to its Non-GAAP operating expenses. The Company believes that this schedule provides meaningful supplemental information to both management and investors that is indicative of the Company's core operating results and facilitates comparison of operating results across reporting periods.

The adjustments on this schedule consist of amortization of intangible assets, stock compensation expenses, restructuring expenses, and acquisition related expenses.

PCTEL, Inc.
Reconciliation of GAAP operating income (loss) to adjusted EBITDA (unaudited)
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021

Operating income (loss)	$1,333	$673	$93	$(140)

Add:
Amortization of inventory step-up to fair value	0	133	0	415
Depreciation and amortization	669	764	2,231	2,257
Intangible amortization	80	101	257	171
Restructuring expenses	57	(1)	1,309	59
Stock compensation expenses	1,147	372	3,007	2,029
Acquisition related expenses	0	289	86	593
Adjusted EBITDA	$3,286	$2,331	$6,983	$5,384
% of revenue	12.6%	10.4%	9.5%	8.7%

This schedule reconciles the Company's GAAP operating income (loss) to Adjusted EBITDA. The Company believes that this schedule provides meaningful supplemental information to both management and investors that is indicative of the Company's core operating results and facilitates comparison of operating results across reporting periods. The Company uses Adjusted EBITDA when evaluating its financial results as well as for internal planning and forecasting purposes. Adjusted EBITDA should not be viewed as a substitute for the Company's GAAP results.

Adjusted EBITDA is defined as net income before interest, income taxes, depreciation and amortization and extraordinary expenses. The adjustments on this schedule consist of depreciation, amortization of intangible assets, stock compensation expenses, restructuring expenses, and acquisition related expenses.